                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            BCT International, Inc
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         --ENTER COMPANY NAME HERE--
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            BCT INTERNATIONAL, INC.
                             3000 N.E. 30th Place
                      Fort Lauderdale, Florida 33306-1957



Dear Stockholder:

     The 1999 Annual Meeting of Stockholders of BCT International, Inc. will be held at the Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida on Thursday, October 28, 1999, at 9:00 a.m. You are invited to attend the meeting to consider personally the business described in the accompanying notice of annual meeting and proxy statement.

     At the meeting there will be a current report on the activities of the Company. Stockholders will have an opportunity at that time to comment on or to inquire about the affairs of the Company that may be of interest to stockholders generally.

     It is important to ensure that your shares be represented at the meeting whether or not you plan personally to attend. We urge you to promptly complete, sign, date, and return the enclosed proxy in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person by giving notice to the Secretary in writing before the proxy is voted.

Sincerely,

/s/ William A. Wilkerson

WILLIAM A. WILKERSON
Chairman of the Board



September 20, 1999

                            BCT INTERNATIONAL, INC.
                              3000 N.E. 30th Place
                      Fort Lauderdale, Florida 33306-1957



                             NOTICE OF 1999 ANNUAL
                            MEETING OF STOCKHOLDERS
                            -----------------------

  NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of BCT International, Inc., (the "Company") will be held at the Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida on Thursday, October 28, 1999, at 9:00 a.m. (local time) for the following purposes:

   A. To elect directors.

   B. To consider and vote on:
      (1) A proposal to approve the selection by the Board of Directors of the firm of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending February 29, 2000.

   C. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on September 2, 1999 are entitled to notice of and to vote at the annual meeting.

  The Company's Proxy Statement is submitted herewith. The Company's Annual Report for the fiscal year ended February 28, 1999 is enclosed.

                By Order of the Board of Directors

                /s/ Michael R. Hull

                MICHAEL R. HULL
                Secretary

   A proxy is enclosed with this Notice and Proxy Statement. Please COMPLETE, SIGN, DATE and promptly return your proxy in the enclosed envelope. This will assure a quorum and save further solicitation costs. If you attend the meeting, you may revoke your proxy and vote in person by giving notice to the Secretary in writing before the proxy is voted.

                            BCT INTERNATIONAL, INC.
                              3000 N.E. 30th Place
                      Fort Lauderdale, Florida 33306-1957
                            Telephone (954) 563-1224

                                  1999 ANNUAL
                            MEETING OF STOCKHOLDERS

                                ---------------
                                PROXY STATEMENT
                                ---------------

                               September 20, 1999


                              GENERAL INFORMATION

Introduction

  The enclosed proxy, which is to be used only at the Annual Meeting of Stockholders of BCT International, Inc., (the "Company") to be held on October 28, 1999 and any and all adjournments thereof (the "Annual Meeting"), is solicited on behalf of the Board of Directors of the Company at the Company's expense. The purposes of the Annual Meeting are set forth in the accompanying Notice of 1999 Annual Meeting of Stockholders.

  The solicitation is being made by mail, but officers of the Company may solicit proxies personally, by telephone, fax or by e-mail. The Company does not presently intend to pay compensation to anyone for the solicitation of proxies, except that it will reimburse brokers, custodians and other nominees and fiduciaries for the cost of transmitting the proxy material to stockholders.

  Any stockholder executing a proxy retains the right to revoke it by written notice to the Secretary of the Company at any time before it is voted.

  Only holders of record of issued and outstanding Common Stock, $.04 par value per share ("Common Stock"), of the Company at the close of business on September 2, 1999 are entitled to vote at the Annual Meeting. Each share is entitled to one vote. As of that date, the Company had outstanding 5,820,625 shares of Common Stock. The presence, in person or by proxy, of a majority of the issued and outstanding Common Stock of the Company will constitute a quorum for the transaction of business at the Annual Meeting.

  Shares represented by proxy in the form enclosed, duly executed and returned to the Company prior to or at the Annual Meeting and not revoked, will be voted. Where a specification is made by means of the ballot provided in the proxy, such proxy will be voted in accordance with such specification. Where no such specification is made, such proxy will be voted for the election of Directors and in favor of the proposals described herein and listed as Proposal 1 in the accompanying Notice of 1999 Annual Meeting of Stockholders.

  As of this date, the Board of Directors is not aware that any matter is to be presented for action at the Annual Meeting other than those referred to in the Notice of 1999 Annual Meeting of Stockholders, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the Annual Meeting.

  This proxy material, including the Notice of 1999 Annual Meeting of Stockholders, Proxy Statement, Proxy and Annual Report for the fiscal year ended February 28, 1999, was first mailed to stockholders on or about October 1, 1999.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth as of September 2, 1999 information with respect to the only persons known to the Company to be beneficial owners of more than 5% of the Company's outstanding stock (excluding treasury stock), as well as the beneficial ownership of all directors, director nominees and officers of the Company individually and all directors and officers as a group. Based on the information available to the Company, except as set forth in the accompanying footnotes, each person has sole investment and voting power with respect to the shares of Common Stock indicated. At September 2, 1999, 5,820,625 shares of common stock were outstanding.


                                 Number of Shares   Percent of
                                  Beneficially     Outstanding
Name                                Owned (1)     Common Stock
- ----                                ---------     ------------
Certain Beneficial Owners:
Steven N. Bronson                    472,000         8.11%
 16 E. 52 Street
 Suite 501
 New York, NY 10022

Officers, Directors, and Nominees:

William A. Wilkerson               1,333,182 (2)    21.67%
Bill LeVine                          697,532 (3)    11.83%
Henry A. Johnson                     154,347 (4)     2.64%
Thomas J. Cassady                     38,750 (5)      .66%
Alvin Katz                            37,500 (6)      .64%
Peter Gaughn                         153,500 (7)     2.58%
Michael R. Hull                       10,500 (8)      .18%
Jeff Hewson                           40,541 (9)      .70%
All Officers Directors,
and Nominees                       2,465,852        38.23%
as a group (8 persons)
- ----------------------

(1) This column sets forth shares of Common Stock which are deemed to be "beneficially owned" by the persons named in the table under Rule 13d-3 of the Securities and Exchange Commission ("SEC").

(2) Includes 331,250 shares covered by currently exercisable stock options.

(3) Includes 73,750 shares covered by currently exercisable stock options.

(4) Includes 31,250 shares covered by currently exercisable stock options.

(5) Includes 22,500 shares covered by currently exercisable stock options.

(6) Includes 22,500 shares covered by currently exercisable stock options.

(7) Includes 137,500 shares covered by currently exercisable stock options.

(8) Includes 10,000 shares covered by currently exercisable stock options.

(9) Includes 628,750 shares covered by currently exercisable stock options.

Availability of Form 10-K Report

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1999 (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE, UPON WRITTEN REQUEST, TO ANY PERSON WHO ON SEPTEMBER 2, 1999 EITHER HELD COMMON STOCK OF THE COMPANY IN HIS OR HER NAME OR WAS THE BENEFICIAL OWNER OF SUCH STOCK HELD IN THE NAME OF ANOTHER PERSON. STOCKHOLDERS SHOULD SEND THEIR REQUESTS TO: BCT INTERNATIONAL, INC., 3000 N.E. 30th PLACE, 5TH FLOOR, FORT LAUDERDALE, FLORIDA 33306-1957, ATTENTION: CORPORATE SECRETARY. OWNERS OF STOCK HELD IN THE NAME OF ANOTHER PERSON MUST INCLUDE IN THEIR REQUESTS A REPRESENTATION THAT THEY WERE THE BENEFICIAL OWNERS OF COMMON STOCK OF THE COMPANY AS OF SEPTEMBER 2, 1999. THE COMPANY WILL FURNISH ANY EXHIBITS TO FORM 10-K TO EACH STOCKHOLDER REQUESTING THEM UPON PAYMENT OF A FEE OF $.30 PER PAGE TO COVER THEIR COST.

Submission of Stockholder Proposals

  Any stockholder proposals for the 2000 Annual Meeting of Stockholders must be received by the Company no later than April 1, 2000, to be eligible for inclusion in the Company's proxy statement and accompanying proxy for such meeting.


                      ELECTION OF DIRECTORS OF THE COMPANY

          As provided for in Article Eight of its Certificate of Incorporation, the Company has a classified Board of Directors consisting of classes I, II, and III, with one class to be elected at each Annual Meeting of Stockholders. The current Directors of the Company by class are as follows:


          Class I                 Class II           Class III
      (expires 2000)           (expires 1999)     (expires 2001)
   --------------------      ------------------  -----------------

William A. Wilkerson         Thomas J. Cassady   Henry A. Johnson
Bill LeVine                  Alvin Katz          Peter Gaughn

Nominees for Election as Director of the Company

  Messrs. Thomas J. Cassady, and Jeff Hewson have been nominated by the Board of Directors for election as Class II Directors. If any nominee for director is unable or declines to serve for any reason not now foreseen, the discretionary authority provided in the proxy will be exercised to vote for a substitute. The nominees have consented to serving as directors.

  The following information is set forth below for the nominees: principal occupation during the past five or more years, the period of service as a director of the Company or its predecessor, other directorships and business affiliations (including public Company directorships), and age:


Name                 Age  Position  Director Since
- ----                 ---  --------  --------------
Thomas J. Cassady     77  Director  April  1998
Jeff Hewson           56  Nominee        --

  Thomas J. Cassady became a Director of the Company in April 1988 and has been a Director of Photo Control Company, Minneapolis, Minnesota, since February 1978. Mr. Cassady is a veteran of more than 30 years in the financial and securities field, having served as President and Chief Administrative Officer of Merrill, Lynch, Pierce, Fenner & Smith, Inc., until his retirement in 1978.

  Jeff Hewson was a non-executive director of United Stationers until November 1997. Mr. Hewson developed the BCT Franchise System in Canada from a one plant operation to nine franchises from 1984 until 1986. Mr. Hewson has served as President of Rexel/Acco European operations from 1979 until 1984 as well as President of the USA and Canada operations from 1987 until 1989. In addition, Mr. Hewson served as President of United Stationers, the world's largest wholesaler of office and computer supplies from 1991 until 1997.

  The following information is set forth for directors of the Company who are not standing for election in 1999: principal occupations during the past five or more years, the period of service as a director of the Company or its predecessor, other directorships and business affiliations (including public Company directorships), and age:


Name                    Age     Position      Director Since
- ----                    ---  ---------------  --------------

William A. Wilkerson     57  Chairman of the  January 1978
                             Board
Bill LeVine              79  Director         May 1992
Henry A. Johnson         64  Director         February 1975
Alvin Katz               69  Director         October 1996
Peter Gaughn             43  Director         April 1998

  William Wilkerson has been Chairman of the Board and a Director of the Company since January 1986. In May 1988, he accepted the additional responsibility of Chief Executive Officer, a position he held until October 1997. He was President and Chief Executive Officer of Business Cards Tomorrow, Inc. (a Florida Corporation) from January 1978 to January 1982 and Chairman from January 1982 to January 1986.

  Bill LeVine became a Director of the Company in May 1992. Mr. LeVine is the pioneer of the quick printing industry. He founded Postal Instant Press (PIP Printing) in 1967 and served as its Chairman, Chief Executive Officer and President until January 1988. Since that time, he has focused on private investments. Since 1992, Mr. LeVine has been a Director of Fast Frame, Inc., Los Angeles, California. Mr. LeVine has been a Director of Mellon First Business Bank in Los Angeles, California, since 1982, Rentrak Company, formerly National Video, Portland, Oregon, since 1987, and California Closets, Inc., San Francisco, California, since 1994.

  Henry A. Johnson, founder of BCT, has been a Director of the Company since January 1986. From January 1986 until October 1988, he was Senior Vice President/Operations of the Company. In October 1988, he resigned his position with the Company and became Senior Vice President/Operations of the Company's Business Cards Tomorrow, Inc., subsidiary ("BCT"). In February 1989, he accepted the additional responsibilities of Executive Vice President of BCT. Previously, he was Senior Vice President/Operations for Business Cards Tomorrow, Inc. (a Florida Corporation), from January 1978. In March 1990, he retired from his position with BCT. Presently, Mr. Johnson is the owner and operator of Colorful Copies in Las Vegas, Nevada.

  Mr. Peter Gaughn became President and CEO of the Company in May, 1999. He previously served as President and Chief Executive Officer and Director of PIP Printing, a position he held from February 1995 to April 1999. Previously, Mr. Gaughn was President and Chief Operating Officer of the Company from August 1989 to January 1995.

  Alvin Katz has been an adjunct professor of management at Florida Atlantic University, Boca Raton, Florida since 1980. His previous work experience includes 20 years with United Parcel Service, Inc. from 1957 to 1976, in various staff and operating assignments including Corporate Director of R&D and Operations Planning. Subsequently, he served as CEO of a privately owned conglomerate in the Metropolitan New York City area. He is a director of NASTECH Pharmaceutical Co., a leading provider of nasal delivery drugs; Blimpies International, Inc., a franchisor of submarine sandwich restaurants, and AMTECH Systems, Inc., a manufacturer of semiconductor capital equipment.

Executive Officers of the Company

  The following table sets forth the age, position and term of office (with the Company or its predecessor) of each executive officer of the Company:

                                                          Executive
Executive Officer        Age  Position                  Officer Since
- -----------------        ---  ------------------------  -------------
William A. Wilkerson      57  Chairman of the Board     January 1978

Peter T. Gaughn           43  Chief Executive Officer,  May 1999
                              President and Director

Michael R. Hull           46  Chief Financial Officer,  June 1996
                              Treasurer and Secretary

  See information concerning Messrs. Wilkerson and Gaughn under "Election of Directors of the Company", above.

  Michael R. Hull joined the Company in May 1996 and became Vice President/Chief Financial Officer, Treasurer and Secretary effective May 31, 1996. Mr. Hull is a certified public accountant and a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants and has worked in public accounting since 1985. Prior to joining BCT, Mr. Hull served as an audit senior manager with the public accounting firm of Price Waterhouse LLP for three years.

Committees of the Board of Directors
of the Company

  On January 10, 1986 the Board of Directors established an Audit Committee, which as of September 1999 consists of Messrs. LeVine (Chairman), Cassady and Johnson to monitor the financial controls and reporting of the Company.

  On January 10, 1986 the Board of Directors also established a Compensation Committee, which as of September 1999 consists of Messrs. LeVine (Chairman), Wilkerson and Johnson. This Committee has the responsibility to review and make recommendations to the Board of Directors regarding executive compensation, except stock option matters.

  There were two meetings of these committees during the fiscal year ended February 28, 1999.

  In April 1998, the Board of Directors established a Stock Option Committee consisting of Messrs. LeVine (Chairman) and Gaughn. This committee has the responsibility to review and make recommendations to the Board of Directors regarding stock options. In April 1999, Mr. Gaughn was replaced by Mr. Johnson.

  The Company has no Nominating Committee.

Meetings of the Board of Directors of the Company

  During the Company's fiscal year ended February 28, 1999, six meetings of the Board of Directors and two meetings of each Committee of the Board were held.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors, a majority of which is currently comprised of non-employee directors, has overall responsibility to review and recommend broad-based compensation plans for executive officers of the Company and its BCT subsidiary to the Board of Directors. Set forth below is the report submitted by Mr. LeVine in his capacity as the Chairman of the Board's Compensation Committee addressing the Company's compensation policies for fiscal 1999 as they affected Mr. William A. Wilkerson, Chairman of the Board and Mr. James H. Kaufenberg, President and Chief Executive Officer until his resignation in April 1999.

Compensation Policies For Executive Officers

  The executive compensation program is based on a philosophy which aligns compensation with business strategy, Company values and management initiatives. The principles underlying this compensation philosophy are: the linkage of executive compensation to the enhancement of shareholder value; maintenance of a compensation program that will attract, motivate and retain key executives critical to the long-term success of the Company; creation of a performance oriented environment by rewarding performance leading to the attainment of the Company's goals; evaluation of competitiveness of salary and equity incentive opportunities; and determination of the adequacy and propriety of the annual bonus plan, including structure and performance measures.

Relationship of Performance to Compensation

  Compensation paid Mr. Wilkerson in fiscal 1999, consisted of base salary, a cash bonus of $75,000, and an award of options to purchase 2,500 shares of the Company's common stock, at $3.06 per share (the market price on the date of grant). The Compensation Committee awarded a cash bonus of $85,000 to Mr. Kaufenberg in fiscal 1999 and an award of options to purchase 2,500 shares of the Company's common stock, at $3.06 per share (the market price on the date of grant). The option award and bonus were in accordance with the Company's compensation policies for executive officers.

  The Company's executive compensation policies are oriented primarily toward utilization of objective performance criteria. Subjective performance criteria are utilized to only a limited degree.

  Objective criteria include actual versus target annual operating budget performance and actual versus target annual income growth. Target annual income growth and target annual operating budgets utilized for purposes of evaluating compensation are based on business plans which have been approved by the Board of Directors. Subjective performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, and the officer's performance in any special projects that the officer may have undertaken. Performance under the subjective criteria was determined at the end of fiscal 1999 after informal discussions with other members of the Board.

Mr. Wilkerson's Fiscal 1999 Compensation

  During fiscal 1993, the Compensation Committee approved a seven year employment contract for Mr. Wilkerson for fiscal years beginning in fiscal 1994. All of Mr. Wilkerson's fiscal 1998 compensation was paid pursuant to this contract. In June 1997, Mr. Wilkerson's contract was extended for an additional three year term. The agreement calls for minimum annual remaining salary amounts of $300,000 during the employment term.

  In the event that Mr. Wilkerson is substantially incapacitated during the term of his employment for a period of 90 days in the aggregate during any twelve month period, the Company has the right to terminate his employment. Under such termination, Mr. Wilkerson will receive one-half of his salary in effect on the date of termination for the remaining term of the agreement. Additionally, in the event of Mr. Wilkerson's death during his employment, his designated beneficiary or his estate shall be paid one-half of his salary in effect on the date of his death for the remaining term of the agreement.

  Mr. Wilkerson's fiscal 1999 and 2000 salary was kept at $300,000, which is the minimum level prescribed for those years in his employment contract.

  In fiscal 1999, Mr. Wilkerson also received a cash bonus of $75,000 based on the achievement of certain levels of profitability by the Company, and options to purchase 2,500 shares of Common Stock for $3.06 (the market price on the date of grant).


Mr. Kaufenberg's Fiscal 1999 Compensation

  During fiscal 1997, the Committee approved the terms of Mr. Kaufenberg's employment. Under the terms of his employment, if Mr. Kaufenberg was terminated for any reason, he was entitled to receive six months of severance pay. Mr. Kaufenberg's compensation in fiscal 1999 consisted of a base salary plus an $85,000 bonus arrangement based upon the achievement of certain levels of profitability by the Company, as well as a grant of options to purchase 2,500 shares of Common Stock at $3.06 (the market price on the day of grant). Mr. Kaufenberg resigned in April 1999.

                SUBMITTED BY THE COMPENSATION COMMITTEE OF THE
                         COMPANY'S BOARD OF DIRECTORS:

                                  BILL LEVINE

Executive Compensation and Transactions

  (a) Compensation Tables

  The following tables set forth the compensation received for services in all capacities to the Company during its fiscal years ended February 28, 1999, 1998 and 1997, by the three executive officers of the Company as to whom the total salary and bonus in the most recent year exceeded $100,000.

                            BCT International, Inc.
                           Summary Compensation Table
                        Fiscal Years 1999, 1998 and 1997
                                 000's omitted
                                 -------------



                                                                             Long-Term
                        Annual Compensation                             Compensation Awards
- ---------------------------------------------------------------------------------------------------


                                           Fiscal                     Form of     Payment
Name                 Position               Year    Salary     Bonus    Cash       Shares      Options
- ----                 --------               ----    ------     -----    ----       ------      -------
                                            1999    $312 (1)   $ 75     $387       ---         3  (2)
W. A. Wilkerson      Chairman of            1998    $294 (1)   $ 50     $344       ---         70 (3)
W. Wilkerson         the Board              1997    $312 (1)    ---     $312       ---         50 (4)

J.H. Kaufenberg      Chief Executive        1999    $150 (6)   $ 85     $235       ---          3(2)
                     Office and             1998    $150 (6)   $150     $300       ---          ---
                     President (5)          1997    $120 (7)   $ 10     $130       ---         200(8)

                                            1999    $    92    $ 36     $128       ---          ---
M.R. Hull            Chief Financial        1998    $    88    $ 31     $119       ---          ---
                     Officer, Secretary     1997    $    68     ---     $ 68       ---          15(9)
                     and Treasurer


(1)  Salary for fiscal 1999, 1998, and 1997 includes a $12 car allowance.
(2)  Options granted in fiscal 1999, all of which immediately vested.
(3)  Options granted in fiscal 1998, all of which immediately vested.
(4)  Options granted in fiscal 1997, all of which immediately vested.
(5) Mr.Kaufenberg resigned as an officer and director of the Company in April 1999.
(6)  Salary includes a $10 car allowance.
(7)  Includes a $50 non-accountable moving allowance.
(8) Options granted in fiscal 1997, which vested in equal installments over a four year period (ending in fiscal (9)2001; 100 were canceled upon Mr. Kaufenberg's April 1999 resignation.
(9) Options granted in fiscal 1997, which vest in equal installments over a three year period (ending in fiscal 2000.

                            BCT International, Inc.
                   Aggregated Option Exercises and Year-End
                         Option Values for Fiscal 1999
                                 000's omitted
                                 -------------


                                                                      Number of        Value of
                                                                     Unexercised     In-The-Money
                                                                     Options at       Options at
                                            Shares                   2/28/99 (#)      2/28/99 ($)
                                         Acquired on     Value       Exercisable/    Exercisable/
Name                  Position            Exercise #   Realized ($)  Unexercisable    Unexercisable
- ----                  --------           ----------   -----------   -------------    -------------

W. Wilkerson        Chairman of the          ---          ---          331 / 0        $  253 / $0
                    Board

J.H. Kaufenberg     Chief Executive          ---        $ ---          103 / 100      $  77 / $75
                    Officer and
                    President

M.R. Hull           Chief Financial          ---        $ ---           10 / 5        $    8 / $4
                    Officer, Secretary
                    and Treasurer


                            BCT International, Inc.
                       Executive Management Compensation
                          Option Grants in Fiscal 1999
                                 000's omitted
                                 -------------

                                                                                   Potential
                                               % of                            Realizable Value
                                               Total                               at Assumed
                                              Options                           Annual Rates of
                                              Granted                             Stock Price
                                    Options      to      Exercise  Expiration     Appreciation
Name                 Position       Granted  Employees    Price       Date       for Option Term
- ----                 --------       -------  ---------   --------  ----------   ------------------
                                                                                 5% ($)    10% ($)
W. Wilkerson     Chairman of the
                 Board                2.5       50%        $3.06    04/28/08     $12   /   $20

J. Kaufenberg    President and        2.5       50%        $3.06    04/28/08     $12   /   $20
                 Chief Executive
                 Officer

  (b) Other Compensation Arrangements

  Outside directors of the Company receive director's fees of $750 per month plus $750 for each Board of Directors meeting attended and $500 for each telephonic meeting and committee meeting attended.

  (c) Performance Graph

  The following graph compares the yearly percentage change during the Company's past five fiscal years in the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return during the same period for (i) the NASDAQ Stock Market (U.S. Companies) and (ii) a peer group index of NASDAQ stocks of companies in the Company's industry (the printing and graphic arts industry). The graph was prepared by the University of Chicago Graduate School of Business Center for Research in Security Prices. The cumulative total return in each case was calculated by dividing: (i) the sum of
(A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. Raw data forming the basis for the graph, together with a list of the companies comprising the peer group index, is also included.

                Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                            BCT INTERNATIONAL, INC.

Prepared by the Center for Research in Security Prices
Produced on 06/09/98 including data to 02/26/99

                [Five Year Total Returns Graph Appears Here]

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

  (d) Compliance with Section 16(a) of the Exchange Act

  The Company has reviewed the Forms 3 and 4 and amendments thereto furnished to it pursuant to SEC Rule 16a-3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year. Based solely on such review and the representations of each director and executive officer, the Company is not aware of any instance involving a late filing of a required form by a person who, at any time during the fiscal year, was a director, executive officer or beneficial owner of more than 10% of the Company's Common Stock and failed to file on a timely basis, as disclosed in the above-described Forms, reports required by the Securities Exchange Act of 1934 during the most recent fiscal year.

  (e) Certain Relationships and Related Transactions

  In February 1996, a company of which Mr. Wilkerson, the Chairman of the Board, is a 50% shareholder, purchased the Honolulu, Hawaii, Company Franchise for a total purchase price of $400,000 plus accounts receivable and inventory. The purchase price is payable pursuant to a $325,000 promissory note, representing an assumption of the prior franchisee's debt to the Company, and a $108,000 promissory note representing the value of the inventory and accounts receivable acquired. The $325,000 note bears interest at 8% per year and requires equal monthly payments of principal and interest for 10 years based on a 15-year amortization, with a balloon payment due at the end of 10 years. The $108,000 note bears interest at 8% per year and is payable in five years pursuant to equal monthly payments of principal and interest. These notes are secured by pledges of substantially all of the assets of the Hawaii Franchise, as well as the personal guarantees of the shareholders.

  The Hawaii Franchise is 37 months behind on payments under the $325,000 note and 37 months behind on payments under the $108,000 note. Further, the Hawaii Franchise's debt to the Company for paper purchases and royalties totalling $276,000 are more than 210 days past due as of September 17, 1999. In fiscal 1999 the Company advanced $167,000 to the owners of the Hawaii Franchise as repayment of monies contributed by the owners. Specific reserves have been recorded on the receivables relating to the Hawaii Franchise. The proposed buyout transaction has not been concluded.

  The Company has thus far elected not to exercise its contractual rights to declare a default, accelerate the Hawaii Franchise's indebtedness and foreclose its security interest in the Franchise's assets. This election has been made in accordance with the Company's policy of working closely with troubled franchisees in an attempt to restore their financial and operating health and of taking legal action to collect debts and repossess assets only when the troubled Franchise appears unable to be successfully turned around. In the case of the Hawaii Franchise, which was in very poor financial and operating condition when acquired by Mr. Wilkerson's company, the Company believes that the operating performance of the Franchise has improved significantly and that, by continuing its current posture, the Com-

                                       14
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pany will maximize the probability of collecting the indebtedness and of making the Hawaii Franchise a successful Franchise contributing to the Company's long-term profitability.

  On April 19, 1999, James H. Kaufenberg resigned from his positions as President, Chief Executive Officer, and Director of the Company. In connection with his resignation, the Company and Mr. Kaufenberg entered into an agreement providing for (i) payment to Mr. Kaufenberg of $70,000 pursuant to six months of salary payments at an annual rate of $140,000 from May to October 1999, (ii) payment to Mr. Kaufenberg of an $85,000 bonus for fiscal 1999, (iii) exercise by Mr. Kaufenberg of options to purchase 23,700 shares of Common Stock at an exercise price of $1.875 per share, (iv) payment of the Company to Mr. Kaufenberg of $34,475 in cancellation of Mr. Kaufenberg's remaining options to purchase 78,800 shares of Common Stock at an exercise price of $1.875 per share ($.4375 per option share), (v) payment to Mr. Kaufenberg of $17,500 in accrued vacation and (vi) customary releases, indemnification and other legal provisions.

  Effective May 8, 1999, the Company entered into a three-year employment agreement with Peter T. Gaughn, its new President and Chief Executive Officer. The agreement provides for a base salary of $250,000 during the first year with minimum 5% salary increases thereafter. In addition, the agreement provides for incentive compensation based upon the Company's pre-tax income, which compensation shall not exceed $125,000 in fiscal 2000 and shall not exceed the base salary thereafter. Additionally, the agreement provides for the grant of options to purchase 400,000 shares of Common Stock, of which 100,000 shares vested immediately and the remainder shall vest in annual increments of 60,000 shares over the next five years. In addition, the agreement provides for the granting each year of options to purchase a number of shares of Common Stock equal to the amount of incentive compensation for that fiscal year divided by the market price of the Common Stock on the day preceding the payment of the incentive compensation. These options will vest 25% immediately and 15% each year for five years thereafter.

  (f) Compensation Committee Interlocks and
      Insider Participation

  Messrs. LeVine and Johnson are currently members of the Board's Compensation Committee.


Proposal 1

                   APPROVE SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending February 29, 2000. This selection is submitted for approval by stockhold-ers at the Annual Meeting.

  The affirmative vote of the holders of a majority of the shares voted is required for the approval of the foregoing proposal. The holders of the enclosed proxy will vote to ratify the action of the Board of Directors, unless otherwise directed.

         The Board of Directors recommends a vote FOR this Proposal 1.

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                                     NOTES

                                     NOTES